UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2022 (June 8, 2022)

American Noble Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-17204	87-3574612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15612 College Blvd.

Overland Park, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 955-0532

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

American Noble Gas Inc, a Nevada corporation (the “Company”), entered into an agreement (the “Agreement”) with an accredited investor (the “Investor”) for the Company’s Senior Unsecured Convertible Promissory Notes due September 15, 2022 (the “Notes”), with an aggregate principal face amount of $350,000. The Note is, subject to certain conditions, convertible into 700,000 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $0.50 (“Fixed Conversion Price”). The Company also issued a warrant to acquire up to 700,000 shares of Common Stock (“Warrant”) to the Investor as additional consideration for the purchase of the Note. The Warrant together with the Note, collectively, are referred to as the “Securities”. The closing of the offering of the Securities occurred simultaneously with the execution and delivery of the related transaction documents, pursuant to which the Investor purchased the Securities for an aggregate purchase price of $350,000. The Company has also granted the Investors certain automatic and piggy-back registration rights whereby the Company has agreed to register the resale by the Investors of the shares underlying the Warrant and the Conversion Shares. The Company relied on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

The Note bears interest at a rate of eight percent (8%) per annum, may be voluntarily repaid in cash in full or in part by the Company at any time (subject to the occurrence of an event of default) in an amount equal to 100% of the principal amount of each Note and any accrued and unpaid interest.

The Purchase Agreement also contains customary representations, warranties and agreements of the Company and the Investor and customary indemnification rights and obligations of the parties thereto. Each of the Investors has previously invested in securities of the Company or otherwise had pre-existing relationships with the Company; the Company did not engage in general solicitation or advertising with regard to the issuance and sale of the Securities. Each Investor represented that it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

The Company also entered into that certain registration rights side letter (the “Registration Rights Side Letter”), pursuant to which in the event the Company’s shares of Common Stock have not commenced trading on the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; or the New York Stock Exchange, within one hundred twenty (120) days after the Closing Date, and, thereafter, the Company agreed to file a registration statement under the Securities Act to register the offer and sale, by the Company, of Common Stock underlying the Notes in the event that the Notes are not repaid prior to such 120-day period.

The closing of the Private Placement took place on June 8, 2022.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	8% Convertible Promissory Note dated June 8, 2022
10.2	Common Stock Purchase Warrant dated June 8, 2022
10.3	Registration Rights Side-Letter dated June 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2022	American Noble Gas, Inc.

	By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer

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